SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.            )

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Juniper Networks, Inc.

(Name of Registrant as Specified In Its Charter)

XXXX

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

     The 2003 Annual Meeting of Stockholders of Juniper Networks, Inc. will be held on Thursday, May 15, 2003 at 9:00 a.m. at The Historic Del Monte Building, 100 South Murphy Street, Third Floor, Sunnyvale, California 94086, to conduct the following business:

1.	To elect three directors for three-year terms;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003; and

3.	To consider such other business as may properly come before the meeting.

     Stockholders who owned shares of Juniper Networks common stock at the close of business on March 19, 2003 are entitled to attend and vote at the meeting. A complete list of the Company’s stockholders will be available at the Company’s offices at 1194 North Mathilda Avenue, Sunnyvale, California 94089 prior to the meeting.

By Order of the Board of Directors

/s/ Lisa C. Berry

Lisa C. Berry Vice President, General Counsel and Secretary

This Notice of Meeting, Proxy Statement and accompanying proxy card are being distributed on or about April 11, 2003.

As a stockholder of Juniper Networks, Inc. you have a right to vote on certain matters affecting the Company. This proxy statement describes the proposals you are voting on this year. It contains important information for you to consider when deciding how to vote so please read it carefully

Your vote is important.

PROXY STATEMENT
STRUCTURE AND COMPENSATION OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL ONE
PROPOSAL TWO
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
STOCK OPTION GRANTS AND EXERCISES
Option/SAR Grants in Last Fiscal Year
Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Description of Stock Option Exchange Program
Ten Year Repricing Table
EMPLOYMENT AGREEMENTS
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCK PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
OTHER MATTERS

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Who Can Vote At The Annual Meeting?

A:	Stockholders who owned Juniper Networks common stock on March 19, 2003 may attend and vote at the annual meeting. Each share is entitled to one vote. There were 376,551,260 shares of juniper Networks stock outstanding on March 19, 2003.

Q:	Why Am I Receiving This Proxy Statement?

A:	This proxy statement describes proposals on which we would like stockholders to vote. It gives you information on these proposals, as well as other information, so that you can make an informed decision.

Q:	What Am I Voting On?

A:	We are asking you to vote:

•	in favor of the election of three directors; and

•	in favor of the ratification of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.

There is additional information appearing later in this proxy statement relating to each of the proposals.

Q:	How Do I Vote?

A:	You may vote by any one of the four methods described below.

1. You may vote by mail.

You do this by completing and signing your proxy card and mailing it in the enclosed prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

If you do not mark your voting instructions on the proxy card, your shares will be voted:

•	for the three named nominees for director, and

•	for the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.

2. You may vote by telephone.

You do this by following the “Vote by Telephone” instructions that came with this proxy statement. If you vote by telephone, you do not need to mail in your proxy card.

3. You may vote on the Internet.

You do this by following the “Vote by Internet” instructions that came with this proxy statement. If you vote by Internet, you do not need to mail in your proxy card.

4. You may vote in person at the meeting.

We will pass out written ballots to anyone who would like to vote at the meeting. However, if you hold your shares in street name, you must request a proxy from your stockbroker in order to vote at the meeting. Holding shares in “street name” means that your shares are held by the broker in its name but in your account. This is not the same as shares that may be described on your brokerage statements as in “safekeeping” – those shares are in fact in your name.

Q:	What Does It Mean If I Receive More Than One Proxy Card?

A:	It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards to ensure that all of your shares are voted.

Q:	What If I Change My Mind After I Return My Proxy?

A:	You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	signing another proxy card with a later date,

•	voting by telephone or on the Internet (your latest telephone or Internet vote is counted), or

•	voting at the meeting.

Q:	Will My Shares Be Voted If I Do Not Return My Proxy Card?

A:	If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

Brokerage firms have authority to vote clients’ unvoted shares on some “routine” matters. If you do not give a proxy to vote your shares, your brokerage firm may either:

•	vote your shares on routine matters, or

•	leave your shares unvoted.

When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote customers’ unvoted shares on non-routine matters. These shares are considered not entitled to vote on non-routine matters, rather than as a vote against the matters.

We encourage you to provide instructions to your brokerage firm by giving your proxy. This ensures that your shares will be voted at the meeting.

You may have granted discretionary voting authority over your account to your stockbroker. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your stockbroker.

If you hold the shares in your own name, you must vote your shares either by returning a proxy card, voting by telephone or on the Internet or by voting in person at the meeting. If you do not vote your shares by mail, telephone, on the Internet or in person, your shares will not be counted.

Q:	How Many Shares Must Be Present To Hold The Meeting?

A:	To hold the meeting and conduct business, a majority of the Company’s outstanding shares as of March 19, 2003 must be present at the meeting. This is called a quorum.

Shares are counted as present at the meeting if the stockholder either:

•	is present and votes in person at the meeting, or

•	has properly submitted a proxy card, either by mail, telephone or on the Internet.

Q:	How Many Votes Must The Nominees Have To Be Elected As Directors?

A:	The three nominees receiving the highest number of “FOR” votes will be elected as directors. This number is called a plurality.

Q:	How Many Votes Must The Ratification Of The Appointment Of The Independent Auditors Receive?

A:	To pass, the ratification of the independent auditors must receive “FOR” votes from a majority of the shares present at the meeting in person or by proxy.

Q:	How Are Votes Counted?

A:	You may either vote “FOR” or “WITHHOLD” your vote for each nominee for director. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of the independent auditors.

If you abstain from voting on the ratification of the appointment of the independent auditors, it has the same effect as a vote against.

If you give your proxy without voting instructions, your shares will be counted as a vote FOR each nominee and FOR ratification of the appointment of the independent auditors.

Q:	Who Will Count The Votes?

A:	Voting results are tabulated and certified by our agent, ADP Investor Communications Services.

Q:	Is My Vote Confidential?

A:	Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Q:	What Happens If Additional Proposals Are Presented At The Meeting?

A:	The proxy card enables you to grant a proxy to those persons named as proxy holders, Marcel Gani, the Company’s Executive Vice President and Chief Financial Officer and Lisa C. Berry, the Company’s Vice President, General Counsel and Secretary, to vote your shares at the meeting as you have instructed them on the proxy card. If an additional proposal is properly presented for a vote, they will have the discretion to vote your shares on such additional matters. If for some unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card before the meeting date.

Q:	Where Do I Find Voting Results Of The Meeting?

A:	We will announce preliminary voting results at the meeting. We will publish the final result in our quarterly report on Form 10-Q for the second quarter of fiscal year 2003.

Q:	Who Pays For The Cost of Soliciting Proxies?

A:	The Company is using Skinner & Co., an outside proxy solicitation firm, to solicit proxies this year at a cost of approximately $7,000. The Company is paying the cost of distributing and soliciting proxies. As a part of the process, the Company reimburses brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to stockholders.

Q:	How Do I Submit A Proposal To Be Included In The Proxy?

A:	The deadline to submit a proposal for inclusion in our proxy materials for the 2003 Annual Meeting has passed. If you want us to consider including a proposal in the proxy statement for next year, or if you wish to present a stockholder proposal that is not intended to be included in our proxy statement for next year’s annual meeting, you must deliver it to the Company’s Corporate Secretary at our principal executive offices no later than December 9, 2003. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for such proposals is instead a reasonable time before the Company begins to print and mail its proxy materials. If you would like a copy of our bylaws, please contact: Corporate Secretary, Juniper Networks, Inc., 1194 North Mathilda Avenue, Sunnyvale, CA 94089.

Q:	How Do I Nominate Individuals To Serve As Directors

A:	You may propose director candidates for consideration by the Board’s Nominating Committee for future meetings. Any such recommendations should be directed to the Corporate Secretary of the Company at the address of our principal executive offices set forth above. In addition, the bylaws of the Company permit stockholders to nominate directors for an annual stockholder meeting. To nominate a director for consideration at the 2004 annual meeting, the stockholder must provide the information required by the Company’s bylaws and give notice to the Corporate Secretary no later than December 9, 2003.

STRUCTURE AND COMPENSATION OF THE BOARD OF DIRECTORS

Number of Directors and Terms

     Our Board of Directors consists of nine authorized members. There are currently eight members serving on the Board and there is one vacancy. Information regarding the current members of the Board of Directors is set forth below. Three directors are nominees for election this year. The remaining five directors will continue to serve the terms described below.

     The structure of our Board of Directors is that of a staggered board. The directors are divided into three classes, Class I, Class II and Class III, with each class being as nearly equal in number as possible and with a three year term for each class. Scott Kriens, Stratton Sclavos and William R. Stensrud are each Class I directors and have been nominated for re-election as described herein. Pradeep Sindhu and Vinod Khosla are each Class II directors and will stand for re-election at the Company’s annual meeting of stockholders to be held in 2004. William R. Hearst III, C. Richard Kramlich and Kenneth Levy are each Class III directors and will stand for re-election at the Company’s annual meeting of stockholders to be held in 2005.

Board Of Directors and Committees

     The Board of Directors held six regular meetings during 2002. Except for Mr. Sclavos, each director attended at least 75% of all board meetings during 2002. The committees of the Board of Directors are described below. The Board of Directors has added a nominating committee; however for the nominations for this year, the Board of Directors acted as a whole on such matters.

Audit Committee

The Audit Committee of the Board of Directors is comprised of Mr. Hearst, Mr. Kramlich and Mr. Sclavos and held five meetings during 2002. Except for Mr. Sclavos, each member of the Audit Committee attended at least 75% of those meetings.

     The functions of the Audit Committee include the following:

•	To assist the Board of Directors in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, (iv) the Company’s internal accounting and financial controls, improvements made or to be made in such controls; and (v) the internal audit function;

•	To prepare the report required in the annual proxy statement as set forth in the rules of the SEC;

•	To make such examinations as are necessary to monitor the corporate financial reporting and external audit requirements of the Company;

•	To provide to the Board of Directors the results of its monitoring and examining and recommendations derived therefrom;

•	To nominate independent auditors;

•	To provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require its attention; and

•	To undertake those specific duties and responsibilities described in the Committee’s charter as well as such other duties as the Board of Directors may from time to time prescribe.

     The members of the Audit Committee are independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, as applicable. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as an appendix to this Proxy Statement.

Audit Fees

     Fees paid to the independent auditors were $434,000 for the audit of the consolidated financial statements for the fiscal year ended December 31, 2002 and for the review of the consolidated financial statements included in the Company’s quarterly filings on Form 10-Q, $209,000 for audit-related services and $154,000 for non-audit services, which were primarily tax services. Audit related services generally include fees for statutory audits, due diligence relating to business acquisitions, and SEC registration statements. The Audit committee has considered whether, and concluded that, the provision of the non-audit services described above by the independent auditors is compatible with maintaining the principal accountant’s independence.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for the audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held five meetings during fiscal year 2002.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2002, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are primarily responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the acceptability and quality of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed with the independent auditors their independence from management and the Company (including the matters in the written disclosures required by the Independence Standards Board) and considered the compatibility of non-audit services with the auditors’ independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to ratification by the stockholders, the selection of Ernst & Young LLP as the Company’s independent auditors.

MEMBERS OF THE AUDIT COMMITTEE William R. Hearst III C. Richard Kramlich Stratton Sclavos

Nominating Committee

     The Nominating Committee of the Board of Directors was newly constituted in October 2002 and is comprised of all of our non-employee directors. The Nominating Committee has not yet held any meetings and for all appointments in 2002 and prior years, the Board of Directors acting as a whole performed the functions delegated to the Nominating Committee this year. Those functions include addressing issues relating to the Board of Directors and Board committees, including size and composition, membership qualifications, determining director independence and committee membership, recommending new and continuing directors and coordinating the recruitment of new directors.

Compensation Committee

     The Compensation Committee of the Board of Directors is comprised of Mr. Khosla and Mr. Stensrud and held two meetings during 2002. Each of the members of the Compensation Committee attended at least 75% of those meetings. The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of the Company’s executive officers. The Compensation Committee has overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company.

The functions of the Compensation Committee include the following:

•	To annually review and approve for the CEO and the executive officers of the Company (i) the annual base salary, (ii) the annual incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) employment agreements, severance arrangements, and change in control agreements/provisions, and (v) any other benefits, compensation or arrangements;

•	To make recommendations to the Board of Directors with respect to incentive compensation plans; and

•	To make regular reports to the Board of Directors.

Director Compensation

     For years beginning in 2003, the Compensation Committee recommended, and the Board of Directors approved, a revised compensation plan for our non-employee directors. As the Company has continued to mature and with the increased responsibility placed on the members, the Board believed it would be necessary to offer a compensation plan commensurate with the responsibilities and that will attract and retain non-employee directors. Pursuant to the compensation plan, non-employee directors will receive a $20,000 annual retainer, payable quarterly. In addition, non-employee directors will be paid $1,000 per regular Board meeting attended in person ($500 if attending by telephone) and $500 per regular committee meeting attended in person ($250 if attending by telephone) as well as reimbursement of expenses incurred in connection with attending the Board or committee meetings. In addition, each newly elected or appointed non-employee member of the Board of Directors will receive a non-qualified stock option grant of 100,000 shares following his or her election or appointment to the Board which shall vest monthly over three years commencing on the date of the grant. Further, beginning in 2004 (on the date of the annual stockholders meeting), each non-employee director will receive a stock option grant for 20,000 shares which shall vest monthly over 12 months commencing on the date of grant. Each option shall be granted pursuant to our Amended and Restated 1996 Stock Plan and shall have a term of not more than ten years; provided however that no option shall continue to vest after a director’s resignation or other termination of service as a board member. All vested options must be exercised within 30 days following the board member’s cessation of service or they will be cancelled.

     In addition, and in recognition of the increased responsibilities, the Board approved a one-time stock option grant for each of the existing non-employee directors of 100,000 shares which shall vest monthly over three years commencing on the date of grant.

Executive Officers and Members of the Board of Directors

NAME	AGE	POSITION

Scott Kriens	45	President, Chief Executive Officer and Chairman of the Board
Pradeep Sindhu	50	Chief Technical Officer and Vice Chairman of the Board
Marcel Gani	50	Executive Vice President, Chief Financial Officer
Lloyd Carney	41	Executive Vice President of Operations
James A. Dolce, Jr.	40	Executive Vice President of Field Operations
William R. Hearst III	53	Director
Vinod Khosla	48	Director
C. Richard Kramlich	67	Director
Kenneth Levy	59	Director
Stratton Sclavos	41	Director
William R. Stensrud	52	Director

Scott Kriens Mr. Kriens has served as President, Chief Executive Officer and Chairman of the Board of Directors of Juniper Networks since October 1996. From April 1986 to January 1996, Mr. Kriens served as Vice President of Sales and Vice President of Operations at StrataCom, Inc., a telecommunications equipment company, which he co-founded in 1986. Mr. Kriens holds a BA in Economics from California State University, Hayward. Mr. Kriens also serves on the boards of directors of Equinix, Inc. and VeriSign, Inc.

Pradeep Sindhu Dr. Sindhu co-founded Juniper Networks in February 1996 and served as Chief Executive Officer and Chairman of the Board of Directors until September 1996. Since then, Dr. Sindhu has served as Vice Chairman of the Board of Directors and Chief Technical Officer of Juniper Networks. From September 1984 to February 1991, Dr. Sindhu worked as a Member of the Research Staff, and from March 1987 to February 1996, as the Principal Scientist, and from February 1994 to February 1996, as Distinguished Engineer at the Computer Science Lab, Xerox Corporation, Palo Alto Research Center, a technology research center. Dr. Sindhu holds a BSEE from the Indian Institute of Technology in Kanpur, an MSEE from the University of Hawaii and a Masters in Computer Science and PhD in Computer Science from Carnegie-Mellon University.

Marcel Gani Mr. Gani joined Juniper Networks as Chief Financial Officer in February 1997. From January 1996 to January 1997, Mr. Gani served as Vice President and Chief Financial Officer of NVIDIA Corporation, a 3D graphic processor company. Mr. Gani also held the positions of Vice President and Chief Financial Officer at Grand Junction Networks, a data networking company acquired by Cisco Systems, Inc., from March 1995 to January 1996, and at Primary Access Corporation, a data networking company acquired by 3Com Corporation, from March 1993 to March 1995. Mr. Gani holds an M.B.A. from the University of Michigan. Mr. Gani also serves on the board of directors of AirFiber, Inc.

Lloyd Carney Mr. Carney joined Juniper Networks in January 2002. He serves as Executive Vice President of Operations. From May 2001 until September 2001 he served as the President of the Core IP Division of Nortel Networks. From March 2000 until May 2001, Mr. Carney served as President of the Wireless Internet Division of Nortel Networks. From June 1997 until March 2000 he served as President of the Enterprise Data Division of Nortel Networks. Prior to that, Mr. Carney served as Vice President of Worldwide Customer Service of Nortel Networks.

James A. Dolce, Jr. Mr. Dolce joined Juniper Networks as Executive Vice President Field Operations in July 2002 as part of our acquisition of Unisphere Networks, Inc. He served as Chief Executive Officer and a director of Unisphere from July 2000 until July 2002. From January 2000 to July 2000, Mr. Dolce served as President of Unisphere Networks. From April 1999 to January 2000, Mr. Dolce served as Vice President of the Data Products Group of Unisphere. From September 1997 to April 1999, he served as President of Redstone Communications, which he co-founded. From May 1996 to July 1997, Mr. Dolce served as Vice President and General Manager of the Remote Access Business Unit of Cascade Communications, a provider of wide area network switches.

William R. Hearst III Mr. Hearst is a partner with Kleiner Perkins Caufield & Byers, a venture capital firm located in Menlo Park, California. He has served on the Board of Directors of Juniper Networks since February 1996. From May 1995 to August 1996, he was the Chief Executive Officer of At Home Corporation, a high speed Internet access and consumer online services company. Mr. Hearst was editor and publisher of the San Francisco Examiner from 1984 until 1995. Mr. Hearst serves on the boards of directors of Hearst-Argyle Television, The Hearst Corporation, Oblix, Inc., OnFiber, Applied Minds and Pictos. He is a Fellow of the American Association for the Advancement of Science and a trustee of Carnegie Institution, the Hearst Foundation, Mathematical Sciences Research Institute, the California Academy of Sciences and Grace Cathedral of San Francisco. Mr. Hearst holds an AB degree in Mathematics from Harvard University.

Vinod Khosla Mr. Khosla has been a General Partner with the venture capital firm of Kleiner Perkins Caufield & Byers since February 1986. He has served on the Board of Directors of Juniper Networks since February 1996. Mr. Khosla was a co-founder of Daisy Systems Corporation, an electronic design automation company, and the founding Chief Executive Officer of Sun Microsystems, Inc., a computer and data networking company. Mr. Khosla also serves on the boards of directors of Qwest Communications International, Inc., Centrata, Zambeel, Zaplet and SEEC. Mr. Khosla holds a BSEE from the Indian Institute of Technology in New Delhi, an MSE from Carnegie-Mellon University, and an MBA from the Stanford Graduate School of Business.

C. Richard Kramlich Mr. Kramlich is the co-founder and has been a General Partner of New Enterprise Associates, L.P., a venture capital fund, since 1978. He has served on the Board of Directors of Juniper Networks since February 1996. He also serves on the boards of directors of Zhone

Technologies, Force 10 Networks, Financial Engines, Zambeel, Foveon and Silicon Graphics, Inc. Mr. Kramlich holds a BS in History from Northwestern University and an MBA from Harvard Business School.

Kenneth Levy Mr. Levy is a co-founder of KLA Instruments Corporation and since July 1, 1999 has been Chairman of the Board of KLA-Tencor Corporation. He has served on the Board of Directors of Juniper Networks since February 2003. From July 1998 until June 30, 1999, he was Chief Executive Officer and a director of KLA-Tencor Corporation. From April 30, 1997 until June 1998, he was Chairman of the Board. From 1975 until April 30, 1997, he was Chief Executive Officer and Chairman of the Board of KLA Instruments Corporation. He currently serves on the boards of directors of Ultratech Stepper, Inc., SpeedFam-IPEC, Inc., Extreme Networks, Inc., and is a Director Emeritus of SEMI, a semiconductor manufacturing industry trade association. Mr. Levy holds a BS in Electrical Engineering and an MS in Electrical Engineering.

Stratton Sclavos Mr. Sclavos has been President and Chief Executive Officer of VeriSign Inc. since July 1995 and Chairman of its board of directors since December 2001. He has served on the Board of Directors of Juniper Networks since May 2000. From October 1993 to June 1995, he was Vice President, Worldwide Marketing and Sales of Taligent, Inc., a software development company that was a joint venture among Apple Computer, Inc., IBM and Hewlett-Packard. Prior to that time, he served in various sales, business development and marketing capacities for GO Corporation, MIPS Computer Systems, Inc. and Megatest Corporation. Mr. Sclavos also serves on the boards of directors of Keynote Systems, Inc., Marimba, Inc., Salesforce.com and Intuit, Inc. Mr. Sclavos received his BS in Electrical and Computer Engineering from the University of California at Davis.

William R. Stensrud Mr. Stensrud has been a General Partner with the venture capital firm of Enterprise Partners since January 1997. Mr. Stensrud also currently is the acting Chief Executive Officer of Ensemble Communications, Inc. He has served on the Board of Directors of Juniper Networks since October 1996. Mr. Stensrud was an independent investor and turnaround executive from March 1996 to January 1997. During this period, Mr. Stensrud served as President of Paradyne Corporation and as a director of Paradyne Corporation, GlobeSpan Corporation and Paradyne Partners LLP, all data networking companies. From January 1992 to July 1995, Mr. Stensrud served as President and Chief Executive Officer of Primary Access Corporation, a data networking company acquired by 3Com Corporation. From 1986 to 1992, Mr. Stensrud served as the Marketing Vice President of StrataCom, Inc., a telecommunications equipment company, which Mr. Stensrud co-founded. Mr. Stensrud also serves on the boards of directors of Paradyne Corporation, Airfiber, Alvesta, Calient Networks, Ensemble Communications, Inc., LongBoard, Inc. and Novera Optics. He holds a BS degree in Electrical Engineering and Computer Science from Massachusetts Institute of Technology.

PROPOSAL ONE
Election of Directors

     There are three nominees for election to the Board of Directors this year. The nominees for director this year are Scott Kriens, Stratton Sclavos and William R. Stensrud. Each nominee is presently a director of the Company. Mr. Kriens has served as a director since 1996, Mr. Sclavos has served as a director since 2000, and Mr. Stensrud has served as a director since 1996. Information regarding the business experience of each nominee is provided above. The Company has a classified board of directors and Mr. Kriens, Mr. Sclavos and Mr. Stensrud, if elected, will each serve a three year term until the Company’s annual meeting in 2006 and until their respective successors are elected. Each of the nominees has consented to serve a new three-year term. There are no family relationships among our executive officers and directors.

Vote Required

     The three persons receiving the highest number of votes represented by outstanding shares of common stock present or represented by proxy and entitled to vote will be elected.

The Board of Directors recommends a vote FOR the election to the Board of each of the nominees.

PROPOSAL TWO
Ratification of Independent Auditors

     Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year.

Representatives of the firm of Ernst & Young LLP are expected to attend the meeting, where they will be available to respond to questions and, if they desire, make a statement.

Vote Required

Ratification of the appointment of the independent auditors for the 2003 fiscal year requires the vote of a majority of the shares present at the meeting in person or by proxy.

The Audit Committee and the Board of Directors recommend a vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2003 fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The following table sets forth information known to the Company as of March 19, 2003 concerning each beneficial owner of more than 5% of the Company’s common stock. The number of shares beneficially owned is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such owner has the sole or shared voting power or investment power and also any shares that such owner has the right to acquire as of May 18, 2003 (within 60 days of March 19, 2003) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table.

	Amount and Nature of Beneficial	Percentage of
Name and Address of Beneficial Owner	Ownership	Class

AXA Financial, Inc.
1290 Avenue of the Americas
New York, N.Y. 10104	75,071,958 shares (1)	20.2%	(1)
Oak Associates, Ltd.
3875 Embassy Parkway
Akron, Ohio 44333	23,395,000 shares (2)	6.29%	(2)
Siemens Corporation
153 East 53rd Street
New York, N.Y. 10022	35,815,206 shares (3)	9.7%	(3)

(1)	Based on information reported on Schedule 13G filed with the SEC on February 12, 2003. AXA Financial, Inc. is the parent holding company for several entities that hold our common stock as investment advisors, including Alliance Capital Management L.P. which holds 73,773,634 shares on behalf of client discretionary investment advisory accounts.

(2)	Based on information reported on Schedule 13G filed with the SEC on February 11, 2003.

(3)	Based on information reported on Schedule 13G filed with the SEC on July 10, 2002. Siemens Corporation acquired the shares in connection with the Company’s acquisition of Unisphere Networks, Inc.

Security Ownership of Management

     The following table sets forth information as of March 19, 2003 concerning the ownership by the executive officers and directors of the Company’s common stock. The number of shares beneficially owned is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such owner has the sole or shared voting power or investment power and also any shares that such owner has the right to acquire as of May 18, 2003 (within 60 days of March 19, 2003) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his spouse) with respect to the shares set forth in the following table.

	Amount and Nature of Beneficial	Percentage of
Name and Address of Beneficial Owner(1)	Ownership	Class(2)

Scott Kriens (3) Chairman, Chief Executive Officer and President	17,189,959 shares	4.55%
Pradeep Sindhu (4) Vice Chairman, Chief Technical Officer	13,586,460 shares	3.60%
Marcel Gani (5) Executive Vice President, Chief Financial Officer	1,260,184 shares	*
Lloyd Carney (6) Executive Vice President of Operations	500,000 shares	*
James A. Dolce, Jr. (7) Executive Vice President of Field Operations	2,942,643 shares	*
William R. Hearst III (8) Director c/o Kleiner Perkins Caufield & Byers 2750 Sand Hill Road Menlo Park, CA 94025	1,142,685 shares	*
Vinod Khosla (9) Director c/o Kleiner Perkins Caufield & Byers 2750 Sand Hill Road Menlo Park, CA 94025	2,714,297 shares	*
C. Richard Kramlich (10) Director c/o New Enterprise Associates 2490 Sand Hill Road Menlo Park, CA 94025	3,469,548 shares	*
Kenneth Levy (11) Director c/o KLA-Tencor Corporation One Technology Drive Milpitas, CA 95035	8,333 shares	*
Stratton Sclavos (12) Director VeriSign, Inc. 1350 Charleston Road Mountain View, CA 94303	56,333 shares	*
William R. Stensrud (13) Director c/o Enterprise Partners 2223 Avenida de la Playa, Suite 300 La Jolla, CA 92037	1,609,085 shares	*
All Directors and Executive Officers as a group (11 persons) (14)	44,471,194 shares	11.62%

*	Represents less than 1% of the outstanding shares of common stock.

(1)	Unless otherwise noted above, the address for each of the officers and directors is c/o Juniper Networks, Inc., 1194 North Mathilda Avenue, Sunnyvale, CA 94089.

(2)	The percentages are calculated using 376,551,260 outstanding shares of the Company’s common stock on March 19, 2003 as adjusted for each individual pursuant to Rule 13d-3(d)(1)(i).

(3)	Includes 11,856,672 shares held by the Kriens 1996 Trust, of which Mr. Kriens and his spouse are the trustees, 4,000,000 shares held by Saratoga Investments, L.P., of which Mr. Kriens is the General Partner, 27,037 shares held by the Kriens Family Foundation over which Mr. Kriens and his spouse exercise voting and investment control and 1,306,250 shares which are subject to options that may be exercised within 60 days of March 19, 2003.

(4)	Includes 360,000 shares held in custody for Dr. Sindhu’s children pursuant to the California Uniform Transfers to Minors Act, 1,130,534 shares held in trusts for the benefit of Dr. Sindhu and his spouse, 9,369,655 shares held by the Sindhu Family Trust, 6,867 shares held by Dr. Sindhu’s spouse and 1,130,781 shares which are subject to options that may be exercised within 60 days of March 19, 2003.

(5)	Includes 909,426 shares which are shares held in the name of the Marcel Gani 2002 Living Trust Dated June 6, 2002 of which Mr. Gani is the trustee and 344,375 subject to options that may be exercised within 60 days of March 19, 2003.

(6)	Consists of shares which are subject to options that may be exercised within 60 days of March 19, 2003.

(7)	Includes 35,156 shares that, as of March 19, 2003, are subject to a right of repurchase by the Company and 2,777,552 shares which are subject to options that may be exercised within 60 days of March 19, 2003.

(8)	Includes 11,667 shares which are subject to options that may be exercised within 60 days of March 19, 2003.

(9)	Includes 1,300,106 shares held in trust for the benefit of Mr. Khosla’s children and 8,333 shares which are subject to options that may be exercised within 60 days of March 19, 2003.

(10)	Includes 3,000,000 shares which are held in the name of New Enterprise Associates and of which Mr. Kramlich disclaims ownership and 11,667 shares which are subject to options that may be exercised within 60 days of March 19, 2003.

(11)	Consists of shares which are subject to options that may be exercised within 60 days of March 19, 2003.

(12)	Includes 48,333 shares which are subject to options that may be exercised within 60 days of March 19, 2003.

(13)	Includes 1,394,352 shares held in a trust as community property and 28,333 shares which are subject to options that may be exercised within 60 days of March 19, 2003.

(14)	Includes all shares referenced in Notes 3 through 13 above.

EXECUTIVE COMPENSATION

     The following table shows, for the last three fiscal years, compensation information for the Company’s Chief Executive Officer and the other most highly compensated executive officers. These officers are referred to herein as Named Executive Officers.

Summary Compensation Table

Annual Compensation	Long-Term Compensation

Awards

Restricted	Securities
Other Annual	Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Award(s)	Options	Compensation

Scott Kriens	2002	$275,000	$0	—	(1)	NA	2,750,000	(3)	$—
Chairman, Chief Executive	2001	275,000	157,960	—	(1)	NA	-0-	(2)	—
Officer and President	2000	250,000	114,000	—	(1)	NA	400,000	(2)	—
Pradeep Sindhu	2002	$195,000	$0	—	(1)	NA	400,000	(4)	$—
Vice Chairman and Chief	2001	185,000	62,600	—	(1)	NA	-0-	(2)	—
Technical Officer	2000	170,000	48,936	—	(1)	NA	100,000	(2)	—
Marcel Gani	2002	$200,000	$0	—	(1)	NA	1,080,000	(5)	$—
Executive Vice President,	2001	185,000	90,806	—	(1)	NA	-0-	(2)	—
Chief Financial Officer	2000	170,000	77,781	—	(1)	NA	100,000	(2)	—
Lloyd Carney	2002	$379,000	$0	—	(1)	NA	2,000,000	(6)	$253,000	(7)
Executive Vice President	2001	(8)	NA	NA	NA	NA	NA	NA
Operations	2000	(8)	NA	NA	NA	NA	NA	NA
James A. Dolce, Jr.	2002	(9)	$120,000	$0	—	(1)	NA	0	$26,634	(10)
Executive Vice President	2001	(11)	NA	NA	NA	NA	NA	NA
Field Operations	2000	(11)	NA	NA	NA	NA	NA	NA

(1)	Consists of the standard employee benefit portion paid by the Company for all employees for premiums for term life insurance. No amounts are reported because they are less than the lesser of: (a) $50,000 or (b) 10% of the total salary and bonus for each of the Named Executive Officers.

(2)	In October 2001, the Company commenced a tender offer for certain of the stock options held by its employees that had an exercise price in excess of $10 per share. On November 26, 2001, the tender offer period expired and any options exchanged were cancelled effective on that date. In accordance with the requirements of the Financial Accounting Standards Board, if an employee participated in the option exchange program he or she could not receive any stock option grants for a minimum of six months and one day after the date of cancellation. Our executive officers, but not our non-employee directors, were entitled to participate in the exchange program. Mr. Kriens elected to participate and accordingly, effective November 26, 2001, the options listed on the above chart for the year 2000 were cancelled. Dr. Sindhu elected to participate as to those options granted to him in 2000 and accordingly, effective November 26, 2001, those options listed on the above chart for the year 2000 were cancelled. Mr. Gani elected to participate and accordingly, effective November 26, 2001, those options listed on the above chart for the year 2000 were cancelled. No options were granted to the Named Executive Officers in 2001.

(3)	Mr. Kriens was granted an exchange option on May 28, 2002 for 2,200,000 shares at an exercise price of $10.31 per share. In connection with the acquisition of Unisphere Networks and in recognition of the additional responsibility associated therewith, on July 1, 2002 an additional option for 550,000 shares was granted at an exercise price of $5.69 per share.

(4)	Dr. Sindhu was granted an exchange option on May 28, 2002 for 100,000 shares at an exercise price of $10.31 per share. In connection with the acquisition of Unisphere Networks and in recognition of the additional responsibility associated therewith, on July 1, 2002 an additional option for 300,000 shares was granted at an exercise price of $5.69 per share.

(5)	Mr. Gani was granted an exchange option on May 28, 2002 for 580,000 shares at an exercise price of $10.31 per share. In connection with the acquisition of Unisphere Networks and in recognition of the additional responsibility associated therewith, on July 1, 2002 an additional option for 500,000 shares was granted at an exercise price of $5.69 per share.

(6)	Mr. Carney was granted an option for 1,500,000 shares upon his employment with the Company at an exercise price of $9.32 per share. In connection with the acquisition of Unisphere Networks and in recognition of the additional responsibility associated therewith, on July 1, 2002 an additional option for 500,000 shares was granted at an exercise price of $5.69 per share.

(7)	Consists of amounts received by Mr. Carney in connection with his relocation to California.

(8)	Mr. Carney joined the Company and was elected an executive officer in 2002 and accordingly, there is no data applicable for prior years.

(9)	Mr. Dolce was elected a named executive officer upon the closing of the acquisition of Unisphere Networks, Inc. on July 1, 2002. The data shown in the Summary Compensation Table only reflects compensation for 2002 paid by the Company to Mr. Dolce following such acquisition and does not include prior compensation paid by Unisphere Networks to Mr. Dolce.

(10)	This amount reflects commissions paid on or after July 1, 2002.

(11)	Mr. Dolce joined the Company and was elected an executive officer on July 1, 2002 and accordingly, there is no data for prior years.

STOCK OPTION GRANTS AND EXERCISES

     The following tables set forth the stock options granted to the Named Executive Officers under the Company’s stock option plans and the options exercised by such Named Executive Officers during the fiscal year ended December 31, 2002.

Option/SAR Grants in Last Fiscal Year

     The Option/SAR Grant Table sets forth hypothetical gains or “option spreads” for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission.

		Percent of			Potential Realizable Value at
	No. of	Total Options			Assumed Annual Rates of
	Securities	Granted	Exercise		Stock Appreciation for Option
	Underlying	to Employees	Price		Term ($)
	Options	During	Per	Expiration
Name	Granted	Period	Share (1)	Date	5%	10%

Scott Kriens	2,200,000	4.68	$10.31	05/28/12	14,264,588	36,149,266
	550,000	1.17	$5.69	07/01/12	1,968,126	4,987,617
Pradeep Sindhu	100,000	0.21	$10.31	05/28/12	648,390	1,643,148
	300,000	0.64	$5.69	07/01/12	1,073,523	2,720,518
Marcel Gani	580,000	1.23	$10.31	05/28/12	3,760,664	9,530,261
	500,000	1.06	$5.69	07/01/12	1,789,205	4,534,197
Lloyd Carney	1,500,000	3.19	$9.32	02/28/12	8,791,947	22,280,520
	500,000	1.06	$5.69	07/01/12	1,789,205	4,534,197
James A. Dolce, Jr. (2)	0	—	—	—	—	—

(1)	The grants at $10.31 per share are the exchange grants associated with the Exchange Program the Company initiated in 2001 but that could not be granted for at least six months following the cancellation of the original grants.

(2)	Mr. Dolce did not receive any option grants from the Company during 2002; he became and an executive officer of the Company upon the effective date of the acquisition of Unisphere Networks by the Company on July 1, 2002.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during the last fiscal year.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options At		In-the-Money Options at
	Shares		December 31, 2002		December 31, 2002 ($)(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Scott Kriens	0	—	1,031,250	1,718,750	—	610,500
Pradeep Sindhu	0	—	1,091,406	388,594	—	333,000
Marcel Gani	0	—	271,875	808,125	—	555,000
Lloyd Carney	0		343,750	1,656,250	—	555,000
James A. Dolce, Jr.	0	—	2,535,608	1,141,968	2,915,949	1,313,263

(1)	The value of in-the-money options is based on the closing price of the Company’s common stock on December 31, 2002 of $6.80 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

Description of Stock Option Exchange Program

     On October 25, 2001, the Company announced a voluntary stock option exchange program for its employees (the “Exchange Program”). Under the terms of the Exchange Program, all employees (including executive officers) were given the opportunity, if they chose, to cancel certain outstanding stock options previously granted to them with an exercise price equal to or greater than $10.00 in exchange for an equal number of replacement options to be granted at a future date, at least six months and one day from the cancellation date, which was November 26, 2001. Each employee electing to participate in the Exchange Program was required to exchange all eligible options granted to such employee during the six-month period prior to the cancellation date. On the date that the replacement options were granted, each participant employee received one replacement option for each eligible option included in the exchange. The replacement options were granted with an exercise price of $10.31 per share, the closing price of our common stock as reported on Nasdaq on the date of grant which was May 28, 2002.

     The Compensation Committee advocated and the Board of Directors approved the above program because of the decline in the price of the Company’s common stock in prior months. The Company recognized that the exercise prices of the majority of our employees’ outstanding options to purchase the Company’s common stock were higher than the then-current price of our common stock. This development reduced the potential value of those options and our stock option program to employees. By offering employees the ability to participate in the Exchange Program described above, the Company intended to provide our employees with the benefit of holding options that over time may have a greater potential to increase in value, thereby creating better incentives for employees to remain with the Company and contribute to the attainment of the Company’s business and financial objectives and the creation of value for all of the Company’s stockholders.

MEMBERS OF THE COMPENSATION COMMITTEE
Vinod Khosla
William R. Stensrud

Ten Year Repricing Table

     The following table sets forth certain information regarding all repricings of options held by any executive officer during the period that the Company has been subject to Exchange Act reporting requirements (which period is less than 10 years):

	Date	No. of
	Original	Securities	Market Price	Exercise	Date
	Stock	Underlying	at Time of	Price at Time	Exchange	New	Expiration Date
	Options	Options	Cancellation	of	Options	Exercise	of Original
Name	Canceled	Exchanged	(1)	Cancellation	Granted	Price	Option

Scott Kriens	11/26/01	1,800,000	$26.30	$30.3542	05/28/02	$10.31	10/04/09
	11/26/01	400,000	$26.30	$93.9375	05/28/02	$10.31	12/21/10
Pradeep Sindhu	11/26/01	100,000	$26.30	$93.9375	05/28/02	$10.31	12/21/10
Marcel Gani	11/26/01	480,000	$26.30	$30.3542	05/28/02	$10.31	10/04/09
	11/26/01	100,000	$26.30	$93.9375	05/28/02	$10.31	12/21/10
Peter Wexler	11/26/01	100,000	$26.30	$93.9375	05/28/02	$10.31	12/21/10

(1)	Market price of Common Stock at time of cancellation was the closing price of our common stock on the date of cancellation, November 26, 2001.

EMPLOYMENT AGREEMENTS

     The Company entered into a change of control agreement with Mr. Kriens on October 1, 1996, which provides that he will be entitled to base compensation and benefit payments for a period of three months in the event that his employment is terminated in connection with a change of control of Juniper Networks. Further, Mr. Kriens’ restricted stock would be released from any repurchase option and his stock options would become vested and exercisable as to an additional amount equal to that amount which would have vested and become exercisable had Mr. Kriens remained employed for a period of 18 months following the change of control. If his employment continues following a change of control, his stock options will be vested and exercisable at a rate 1.5 times the rate otherwise set forth in the stock option agreement for a period of twelve months following the change of control. Under the employment agreement, Mr. Kriens is entitled to receive three months’ base compensation and benefits, regardless of whether there is a change of control, in the event that his employment is involuntarily terminated. Upon involuntary termination, and regardless of whether there has been a change of control, Mr. Kriens’ restricted stock and stock options would become immediately vested and exercisable as to an additional amount equal to the number of stock options which would have become vested and exercisable during the three-month period following the involuntary termination had Mr. Kriens remained employed by the Company.

     The Company entered into a change of control agreement with Mr. Gani in February 1997, which provides that he will be entitled to receive base compensation and benefits for a period of three months, in the event of involuntary termination. In the event of a change of control at Juniper Networks, the vesting of Mr. Gani’s stock options will accelerate as to that number of options equal to the number of shares that would vest over the next 30 months in accordance with the Company’s standard vesting schedule or the balance of his unvested stock, whichever amount is less.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee

     The Compensation Committee is comprised of two of the independent, non-employee members of the Board of Directors, neither of whom have interlocking relationships as defined by the Securities and Exchange Commission. The Compensation Committee is responsible for setting and administering the policies governing annual compensation of executive officers, considers their performance and makes recommendations regarding their cash compensation and stock options to the full Board of Directors. The Compensation Committee, pursuant to its charter, periodically reviews the approach to executive compensation and makes changes as competitive conditions and other circumstances warrant.

Compensation Philosophy

     The Company’s executive compensation structure currently reflects two categories of executives. The first is an executive that came to work at the Company prior to the Company going public and the second is an executive that came to work at the Company subsequent to that time. Although the Compensation Committee recognizes that the compensation structure needs to change to reflect the maturation of the Company, the Compensation Committee believes now and has believed in the past that any such changes would have to be made slowly in a fiscally sound manner. The economic downturn beginning in 2001 in both the economy in general and in our industry in particular has slowed that process further.

     The Compensation Committee recognizes that in order for the Company to develop new products and continue to grow and scale the business, the ability to attract, retain and reward executive officers who will be able to operate effectively in a high growth, complex environment is vital. In that regard, the Company must offer compensation that (a) is competitive in the industry; (b) motivates executive officers to achieve the Company’s strategic business objectives; and (c) aligns the interests of executive officers with the long-term interests of stockholders. In that regard, during 2002, the Compensation Committee made minor adjustments in the cash compensation of the executive officers (excluding the Chief Executive Officer) and recommended additional stock options to the executive officers (including the Chief Executive Officer) to reflect the increased responsibility assumed by the executive officers in connection with the acquisition by the Company of Unisphere Networks.

     The Company uses salary, a management incentive plan and stock options to meet the requirements of attracting and retaining senior management. For incentive-based compensation, the Compensation Committee considers the desirability of structuring such compensation arrangements so as to qualify for deductibility under Section 162(m) of the Internal Revenue Code. As the Compensation Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Compensation Committee reaches its decisions with a view towards the Company’s overall performance.

Executive Officer Compensation

     The Compensation Committee’s approach is predicated upon the philosophy that a substantial portion of aggregate annual compensation for executive officers should be contingent upon the Company’s performance and an individual’s contribution to the Company’s success in meeting certain critical objectives. In addition, the Compensation Committee strives to align the interests of the Company’s executive officers with the long-term interests of stockholders through stock option grants such that grants of stock options should relate the performance of the executive to the market perception of the performance of the Company.

     The Company provides its executive officers with a compensation package consisting of base salary, variable incentive pay and participation in benefit plans generally available to other employees. The Compensation Committee considers market information from published survey data provided to the Compensation Committee by the Company’s human resources staff. The market data consists primarily of base salary and total cash compensation rates, as well as incentive bonus and stock programs of other companies considered by the Compensation Committee to be peers in the Company’s industry.

     Base Salary. The Compensation Committee, in reviewing compensation at the end of 2002 determined that although the plan to continue normalizing the compensation structure is important for the long term growth of the executive team and the Company, it accepted management’s recommendation for no increases to base salary for the upcoming fiscal year. Management’s recommendation and agreement by the Compensation Committee was based on the current business environment.

     Management Incentive Plan. The Company has an incentive bonus plan which is a percentage of base salary measured against the performance of the Company relative to certain goals for profitability and performance of certain key strategic objectives related to the Company’s market share, expansion of the business into new growth area and individual performance of the executive officers.

     Stock Option Grants. Grants of stock options to executive officers are based upon each executive officer’s relative position, responsibilities, historical and expected contributions to the Company, and the executive officer’s existing stock ownership and previous option grants. Stock options are granted at the fair market value on the date of grant and will provide value to the executive officers only when the price of the Company’s Common Stock increases over the exercise price.

Chief Executive Officer Compensation

Effective for fiscal year 2003, the base salary of Mr. Kriens remains at $275,000 with a target bonus percentage of 100% of base salary. Mr. Kriens received an option grant for 550,000 shares in 2002.

Members of the Compensation Committee

Vinod Khosla
William R. Stensrud

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

The following performance graph shows the cumulative total stockholder return assuming the investment of $100 on June 25, 1999 (the date of the Company’s initial public offering) in each of Juniper Networks common stock, the Nasdaq Composite Index and the Nasdaq Telecommunications Index. The performance shown is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
JUNIPER NETWORKS, INC.,
THE NASDAQ COMPOSITE INDEX AND
THE NASDAQ TELECOMMUNICATIONS INDEX

CERTAIN TRANSACTIONS

     In connection with our acquisition of Unisphere Networks, Inc. in July 2002, Siemens Corporation acquired 35,815,206 shares of our common stock. We have also entered into a worldwide distribution agreement with Siemens Aktiengesellschaft, the parent company of Siemens Corporation, pursuant to which Siemens Aktiengesellschaft and its regional subsidiaries purchase our products in arm’s-length transactions for resale to their respective customers.

Section 16(A) Beneficial Ownership Reporting Compliance

     Juniper Networks believes that during 2002, all filings with the SEC by its officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of Juniper Networks common stock under Section 16(a) of the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

     The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

April 11, 2003

APPENDIX A

AUDIT COMMITTEE CHARTER OF THE BOARD OF DIRECTORS OF

JUNIPER NETWORKS, INC.

PURPOSE

               The purpose for the Audit Committee of the Board of Directors of Juniper Networks, Inc. shall be:

               (a)     To assist the Board of Directors in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, (iv) the Company’s internal accounting and financial controls, improvements made or to be made in such controls; and (v) the internal audit function.

               (b)     To prepare the report required in the annual proxy statement as set forth in the rules of the SEC;

               (c)     To make such examinations as are necessary to monitor the corporate financial reporting and external audit requirements of Juniper Networks, Inc. and its subsidiaries (the “Company”);

               (d)     To provide to the Board of Directors the results of its monitoring and examining and recommendations derived therefrom;

               (e)     To nominate independent auditors;

               (f)     To provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require its attention; and

               (g)     To undertake those specific duties and responsibilities described in this charter as well as such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP

               The Audit Committee will consist of at least three members of the Board of Directors, each of whom will be appointed by and serve at the discretion of the Board of Directors and shall meet the following requirements, as well as any requirements promulgated by the SEC now or in the future:

               (a)     Each member will be independent, as defined by Nasdaq Rule 4200 and any rule or regulation prescribed by the SEC;

               (b)     Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq Audit Committee requirements;

               (c)     At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES

               The responsibilities of the Audit Committee shall include:

               (a)     Overseeing the internal audit function and reviewing, on a continuing basis, the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

               (b)     Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

               (c)     Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

               (d)     Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors’ peer review conducted every three years; (iv) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements; and (vi) reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

               (e)     Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

               (f)     Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

               (g)     Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

               (h)     Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

               (i)     Reviewing, approving and monitoring the Company’s code of ethics for its senior officers;

               (j)     Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

               (k)     Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

               (l)     Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

                (m)     Reviewing the performance of the independent auditors and ensure that the independent auditors are accountable to the Board of Directors, as representatives of stockholders.

               (n)     Ensuring receipt from the independent auditors of a formal written statement delineating between the auditor and the Company, consistent with Independence Standards Board Standard 1, as well as actively engaging in a dialog with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor;

               (o)     If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

               (p)     Reviewing related party transactions for potential conflicts of interest;

               (q)     Reviewing and reassessing the adequacy of this formal written charter on an annual basis; and

               (r)     Performing other oversight functions as requested by the full Board of Directors.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board of Directors regarding the Committee’s examinations and recommendations.

MEETINGS

               The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule that it will provide to the Board of Directors in advance.

               The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor’s examination and management report and to otherwise fulfill its responsibilities under the charter.

REPORTS

               The Audit Committee will record its summaries of recommendations to the Board of Directors in written form that will be incorporated as a part of the minutes of the meeting of the Board of Directors at which those recommendations are presented.

MINUTES

               The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Directions to the Historic Del Monte Building
100 S. Murphy Ave. #103
Sunnyvale, CA 94086-6118

From Highway 101 Northbound or Southbound:

Exit Mathilda Avenue South. Proceed 1.5 miles to Washington Avenue. Turn left.
Go 3 blocks to Murphy Avenue and turn left.
The Historic Del Monte Building is at the end of the block on the right. (See map)
(See map for parking)
The banquet office is on the rear of the building facing Sunnyvale Ave. Look for the green awning that says “Banquet Office” and the elevator can be found at the rear entrance.

From Highway 280 Northbound:

Exit at De Anza Blvd and turn right. (De Anza Blvd. will become Sunnyvale/Saratoga Rd.)
Proceed 2 miles to El Camino Real. Cross El Camino and drive to Washington Avenue.
Turn right on Washington. Go 3 blocks to Murphy Avenue and turn left.
The Historic Del Monte Building is at the end of the block on the right. (See map)
(See map for parking)
The banquet office is on the rear of the building facing Sunnyvale Ave. Look for the green awning that says “Banquet Office” and the elevator can be found at the rear entrance.

From Highway 280 Southbound:

Exit at De Anza Blvd. and turn left. (De Anza Blvd. will become Sunnyvale/Saratoga Rd.)
Proceed 2 miles to El Camino Real. Cross El Camino and drive to Washington Avenue.
Turn right on Washington. Go 3 blocks to Murphy Avenue and turn left.
The Historic Del Monte Building is at the end of the block on the right. (See map)
(See map for parking)
The banquet office is on the rear of the building facing Sunnyvale Ave. Look for the green awning that says “Banquet Office” and the elevator can be found at the rear entrance.

From Highway 880 Northbound or Southbound:

Exit at Highway 237 and drive to the Mathilda Exit. Turn left and drive 2 miles to Washington
Avenue. Turn left. Go 3 blocks to Murphy Avenue and turn left.
The Historic Del Monte Building is at the end of the block on the right. (See map)
(See map for parking)
The banquet office is on the rear of the building facing Sunnyvale Ave. Look for the green awning that says “Banquet Office” and the elevator can be found at the rear entrance.

There are three ways to vote your Proxy Your Internet or telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
JUNIPER NETWORKS, INC. 1194 N. MATHILDA AVENUE SUNNYVALE, CA 94089	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Juniper Networks, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	JNPERP	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JUNIPER NETWORKS, INC.

The Board of Directors Recommends a Vote FOR Items 1 and 2.

		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
1.	Election of Directors: 01) Scott Kriens 02) Stratton Sclavos 03) William R. Stensrud	☐	☐	☐

		For	Against	Abstain
2.	Ratification of Ernst & Young LLP as independent auditors	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

Please sign exactly as your name(s) appears on this Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Address Change? Mark this box and indicate changes on reverse side	☐

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

JUNIPER NETWORKS, INC.

2003 ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 15, 2003
9:00 a.m. Pacific Time

The Historic Del Monte Building
100 South Murphy
Street Third Floor
Sunnyvale, CA 94086

Juniper Networks, Inc.

1194 N. Mathilda Avenue, Sunnyvale, CA 94089	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 15, 2003.

If no choice is specified, the proxy will be voted ‘‘FOR’’ Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Marcel Gani and Lisa C. Berry, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Address Change:	_____________________________________________
_____________________________________________
_____________________________________________
If you noted an Address Change above, please check the
corresponding box on the reverse side.